EXHIBIT 4.1

Westpac Institutional Bank	Corporate Banking Level 3, Westpac Place 275 Kent Street Sydney NSW 2000 glochrin@westpac.com.au Phone: +612 8254 4683 Fax: +612 8254 6920

Effective 30 September 2013

Hudson Global Resources (Aust) Pty Limited (ACN 002 888 762)

Level 19, 20 Bond Street

Sydney NSW 2000

Hudson Global Resources (NZ) Limited (Company number 667922)

c/- Bell Gully

Level 22, Vero Centre, 48 Shortland Street

Auckland

New Zealand

Hudson Highland (APAC) Pty Limited (ACN 074 319 396)

Level 19, 20 Bond Street

Sydney NSW 2000

Attention: Matthew Warburton

Dear Sirs

Facility Agreement — waiver letter

Westpac Banking Corporation ABN 33 007 457 141 (Westpac) Westpac New Zealand Limited (WNZL), Hudson Global Resources (Aust) Pty Limited ABN 002 888 762 (Aus Borrower), Hudson Global Resources (NZ) Limited (Company number 667922) (NZ Borrower), Hudson Highland (APAC) Pty Limited ACN 074 319 396 (the Initial Guarantor) have entered into an agreement entitled "Facility Agreement" dated 22 November 2011 as amended on 20 June 2013 (Facility Agreement).

Each of the Aus Borrower, the NZ Borrower and the Initial Guarantor are referred to as the Obligors.

Capitalised terms defined in the Facility Agreement have the same meanings when used in this letter.

Waiver

The Obligors have indicated the likelihood of a breach of the financial undertaking in respect of the Fixed Charge Cover Ratio for each of the Testing Dates of 30 September 2013 and 31 December 2013 in clause 11.12(a) of the Facility Agreement.

A breach of this undertaking would be an Event of Default under the Facility Agreement.

The Obligors have asked that Westpac and WNZL agree not to regard a breach of these undertakings as an Event of Default.

A division of Westpac Banking Corporation ABN 33 007 457 141

Each of Westpac and WNZL agree with the Obligors' request subject to the following conditions:

(a)	the Aus Borrower pays Westpac a waiver fee of $15,000.00; and
(b)	for each of the Testing Dates 30 September 2013 and 31 December 2013, the Fixed Charge Cover Ratio is equal or greater than 1.25 times under clause 11.12(a) of the Facility Agreement.

General

Conditions Precedent

Before the waiver referred to above becomes effective, Westpac must have received each of the following in a form and substance acceptable to Westpac:

1.          a copy of this letter duly signed by each Obligor;

2.          satisfactory results of company searches in relation to each Obligor; and

3.          all fees and expenses due and payable by the Obligors under the Facility Agreement and this letter.

Confirmation.

The Initial Guarantor confirms that each Guarantee and each Security Interest remain in full force and effect and secure (amongst other things) all obligations under the Facility Agreement as amended by this letter.

Governing Law & Jurisdiction

This letter is governed by the laws of New South Wales. Each Obligor submits to the non-exclusive jurisdiction of courts exercising jurisdiction there and in New South Wales.

Counterparts

This letter may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute the one instrument.

/s/ Gavin Lochrin

Gavin Lochrin, Associate Director — Corporate Banking

AUS BORROWER
Executed by Hudson Global Resources (Aust)
Pty Limited in accordance with Section 127
of the Corporations Act 2001

/s/ Kendall Ryan	/s/ Matthew Warburton
Signature of director	Signature of director/company secretary
(Please delete as applicable)

Kendall Ryan	Matthew Warburton
Name of director (print)	Name of director/company secretary (print)

NZ BORROWER
Executed by Hudson Global Resources (NZ) Limited

/s/ Mark Steyn	/s/ Roman Rogers
Signature of director	Signature of director/company secretary
(Please delete as applicable)

Mark Steyn	Roman Rogers
Name of director (print)	Name of director/company secretary (print)

INITIAL GUARANTOR
Executed by Hudson Highland (APAC) Pty Limited in accordance with Section 127 of the Corporations Act 2001

/s/ Kendall Ryan	/s/ Matthew Warburton
Signature of director	Signature of director/company secretary
(Please delete as applicable)

Kendall Ryan	Matthew Warburton
Name of director (print)	Name of director/company secretary (print)

NZ LENDER

SIGNED SEALED and DELIVERED on	By executing this document the attorney states
behalf of WESTPAC NEW ZEALAND	that the attorney has received no notice of
LIMITED by its attorney under power of	revocation of the power of attorney.
attorney in the presence of:

/s/ Tila Fleming Hoffman	/s/ Miriam Ariane Hanepen
Witness (signature)	Attorney (signature)

Tila Fleming Hoffman	Miriam Ariane Hanepen
Witness (print name)	Name of Attorney (print)